Exhibit 99.1
REALNETWORKS ANNOUNCES FOURTH QUARTER AND FULL YEAR 2008 RESULTS
SEATTLE – February 12, 2009 – Digital entertainment services company RealNetworks®, Inc. (Nasdaq: RNWK) today announced results for the fourth quarter and fiscal year ended December 31, 2008.
Quarterly Highlights:
•	Revenue of $152.6 million

•	Net loss of $(240.5) million or $(1.78) per share

•	Adjusted EBITDA of $(14.5) million

•	Adjusted EBITDA, excluding impairments, of $11.3 million
Full Year Highlights:
•	Record revenue of $604.8 million

•	Net loss of $(243.9) million or $(1.74) per share

•	Adjusted EBITDA of $34.2 million

•	Adjusted EBITDA, excluding impairments, of $60.7 million

•	Cash and short term investments of $370.7 million as of December 31, 2008
“In spite of a difficult and turbulent macro-economic environment, RealNetworks delivered revenue in line with our fourth-quarter expectations,” said Rob Glaser, CEO of RealNetworks. “We believe that the high-value, low-cost digital entertainment products and services we offer consumers are a great fit for these tough financial times.”
Fourth Quarter Results
For the fourth quarter of 2008, revenue declined 3% to $152.6 million compared with $156.9 million for the fourth quarter of 2007. Foreign currency exchange rate fluctuations negatively affected 2008 fourth quarter revenue by approximately $6.3 million compared with the year-ago quarter. Excluding the effects of foreign exchange rate changes, revenue grew 1% year over year. Revenue trends in each of Real’s businesses in the fourth quarter of 2008 compared with the year-earlier quarter were: a 9% increase in Games revenue to $33.7 million, an 8% increase in Music revenue to $43.9 million, an 11% decrease in Media Software and Services revenue to $22.7 million, and a 13% decrease in Technology Products and Solutions revenue to $52.4 million.
Net loss for the fourth quarter of 2008 was $(240.5) million, or $(1.78) per share, compared with net income of $2.7 million, or $0.02 per diluted share, in the fourth quarter of 2007. Included in the fourth quarter 2008 net loss were impairment charges, net of tax benefit, totaling $240.7 million. Of these charges, approximately $5.5 million is expected to result in a use of cash over future quarters.
Adjusted EBITDA for the fourth quarter of 2008 was a loss of $(14.5) million compared with $15.7 million in the fourth quarter of 2007. Adjusted EBITDA for the fourth quarter of 2008 included impairments of $25.8 million. Adjusted EBITDA excluding impairments for the fourth quarter of 2008 was $11.3 million compared with $19.4 million in the fourth quarter of 2007. A reconciliation of GAAP net loss to adjusted EBITDA and adjusted EBITDA excluding impairments is provided in the financial tables that accompany this release.
As of December 31, 2008, Real had approximately $371 million in unrestricted cash, cash equivalents and short-term investments, of which approximately 89% is located in the U.S. In addition, Real has approximately $33 million in restricted cash and equity investments at December 31, 2008. Use of cash in the fourth quarter included approximately $27.1 million for the repurchase of 6.1 million shares of common stock and $9.9 million for an equity investment in a public technology company in conjunction with SK Telecom. The stock repurchases in the fourth quarter completed the repurchase authorization approved by Real’s Board of Directors in April 2008. Since the beginning of 2005, Real has repurchased approximately 54 million shares through its repurchase programs for approximately $382 million.
Gross margin in the fourth quarter, including impairments, was 48%, compared with 61% for the fourth quarter a year earlier. Gross margin was 61% in the fourth quarter of 2008 when excluding the effect of a $19.7 million charge to reflect the impairment of deferred project costs and prepaid royalties.
Income tax provision was $(17.4) million, including a $22.2 million increase in the valuation allowance for deferred tax assets, net of the tax benefit related to fourth quarter impairments, compared with ($47,000) in the year-earlier period. Interest income in the fourth quarter of 2008 was $2.3 million compared with $6.4 million in the year-earlier period.
Impairment Charges
The impairment charges in the fourth quarter of 2008 included:
•	A charge of $192.7 million to reflect the impairment of goodwill and acquired intangible assets.

•	A charge of $19.7 million to impair certain deferred project costs and pre-paid royalties, which resulted in a reduction to fourth quarter gross margins.

•	Restructuring and other charges of $6.1 million to reflect a reduction in force in the fourth quarter and the write-off of capitalized transaction-related costs associated with the company’s plan to separate its games business from the parent company.

•	A charge of $22.2 million to reflect an increase in the valuation allowance for deferred tax assets, net of the tax benefit related to the above mentioned items.
In addition, the accounting for the quarterly gain on the 2007 sale of 49% of Rhapsody America was not reflected in the income statement in the fourth quarter due to declines in market valuations and, therefore, a decline in the assumed valuation of the Rhapsody America venture. In prior periods, and in accordance with Staff Accounting Bulletin 51, “Accounting for Sales of Stock of a Subsidiary,” the gain was reflected in the income statement as a “gain on sale of interest in Rhapsody America,” but for the fourth quarter of 2008, a $6.6 million gain was recorded directly to shareholders’ equity. Although the accounting has changed, the economic effect of the transaction on the company remains the same. As previously reported, due to a change in the accounting rules relating to minority interests, the company expected to end recording the amount in the income statement and instead to start recording it in shareholders’ equity beginning in the first quarter of 2009.
Full Year Results

For 2008, revenue grew 7% to $604.8 million compared with $567.6 million in 2007. Foreign currency exchange rate fluctuations negatively affected 2008 revenue by approximately $3.0 million compared with 2007. Revenue trends in each of Real’s businesses for the full year 2008 compared with 2007 were: a 24% increase in Games revenue to $134.6 million, an 8% increase in Music revenue to $160.7 million, and relatively unchanged revenue in Technology Products and Solutions of $206.6 million and in Media Software and Services of $102.9 million.
Adjusted EBITDA for 2008 was $34.2 million, compared with $53.9 million in 2007. Adjusted EBITDA excluding impairments for 2008 was $60.7 million compared with $57.7 million for 2007. A reconciliation of GAAP net loss to adjusted EBITDA and adjusted EBITDA excluding impairments is provided in the financial tables that accompany this release.
Net loss for the year was $(243.9) million, or $(1.74) per share, compared with net income of $48.3 million, or $0.29 per diluted share, in 2007. Net income in 2007 included a net benefit from the antitrust settlement with Microsoft of $60.7 million in the first quarter.
Gross margin for the year, including fourth-quarter 2008 impairments of $19.7 million for deferred project costs and prepaid royalties, was 58%, compared with 62% a year earlier. Gross margin was 61% in 2008, excluding the aforementioned fourth-quarter impairments.
Income tax provision for 2008 was $(25.8) million compared with $(27.5) million in 2007, and interest income in 2008 was $13.5 million compared with $30.9 million in 2007.
Business Outlook
Due to the high level of uncertainty regarding consumer spending, global economic trends, foreign exchange rate fluctuations, and credit markets, RealNetworks is not providing quantitative guidance. The company expects 2009 to be a challenging year for consumer spending, online advertising and corporate IT spending.
For the first quarter of 2009, Real expects overall revenue to decline sequentially and year over year. Compared with the year-earlier quarter, the company expects first-quarter Music revenue to increase, Games revenue to be flat, and revenue in Media Software and Services and Technology Products and Solutions to decline. Approximately 20% of Real’s revenue is denominated in currencies other than the U.S. dollar, most notably the euro and Korean won. Based on current currency rates, Real expects reported revenues to be negatively affected by foreign currency trends.
The foregoing forward-looking statements reflect Real’s expectations as of Feb. 12, 2009. It is not Real’s general practice to update these forward-looking statements until its next quarterly results announcement.
Webcast and Conference Call Information
The Company will host a webcast and conference call today at 5:00pm (Eastern)/ 2:00pm (Pacific). The live webcast featuring slides and audio will be available at http://investor.realnetworks.com. Listeners must use RealPlayer® to listen to the conference call, which can be downloaded for free at www.real.com. The on-demand webcast will be available approximately two hours following the conclusion of the live webcast.
Conference Call Details
5:00 p.m. (Eastern) / 2:00 p.m. (Pacific)

Dial In:
800-857-5305 Domestic
773-681-5857 International
Passcode: Fourth Quarter Earnings
Leader: Rob Glaser
Telephonic replay will be available until 8:00 p.m. (Eastern), February 26, 2009.
Dial In:
800-819-5743 Domestic
203-369-3828 International
RNWK-F
For More Information Contact
Press: Bill Hankes, (206) 892-6614, bhankes@real.com
Financial: Marj Charlier, (206) 892-6718, mcharlier@real.com
About Real Networks
RealNetworks, Inc. delivers digital entertainment services to consumers via PC, portable music player, home entertainment system and mobile phone. Real created the streaming media category in 1995 and has continued to lead the market with pioneering products and services, including: RealPlayer®, the first mainstream media player to enable one-click downloading and recording of Internet video; the award-winning Rhapsody® digital music service, which delivers more than 1 billion songs per year; RealArcade®, one of the largest casual games destinations on the Web; and a variety of mobile entertainment services, such as ringback tones, offered to consumers through leading wireless carriers around the world. RealNetworks’ corporate information is located at http://investor.realnetworks.com.
About Non-GAAP Financial Measures
To supplement RealNetworks’ condensed consolidated financial statements presented in accordance with GAAP, we present investors with certain non-GAAP financial measures, including adjusted revenue, adjusted EBITDA, adjusted EBITDA excluding impairments, adjusted EBITDA excluding impairments by reporting segment, adjusted cost of revenue, gross margin excluding impairments and adjusted operating expenses.
•	Adjusted revenue consists of revenue excluding the impact of foreign exchange rate fluctuations experienced in the fourth quarter.

•	Adjusted EBITDA consists of net income excluding the impact of the following: interest income, net; income taxes; depreciation; amortization (net of minority interest effect); stock-based compensation; expenses for employee stock options that were converted to cash rights; equity investment gains and losses from sales or impairments; income and expenses including charitable contributions related to the Microsoft agreements; impairment of long-lived assets (net of minority interest effect); gain on initial formation of Rhapsody America; and the effect of the fourth quarter change in accounting for the sale of minority interest in Rhapsody America.

•	Adjusted EBITDA excluding impairments and adjusted EBITDA excluding impairments by reporting segment consist of net income excluding the impact of the following: interest income, net; income taxes; depreciation; amortization (net of minority interest effect); stock-based compensation; expenses for employee stock options that were converted to cash rights; equity investment gains and losses from sales or impairments; income and expenses including charitable contributions related to the Microsoft agreements;

impairment of long-lived assets (net of minority interest effect); impairment of deferred costs and prepaid royalties; restructuring and other charges; gain on initial formation of Rhapsody America; and the effect of the fourth quarter change in accounting for the sale of minority interest in Rhapsody America.

•	Adjusted cost of revenue consists of GAAP cost of revenue excluding stock-based compensation expenses, acquisition costs including amortization of intangible assets (net of minority interest effect), expenses for employee stock options that were converted to cash rights, and impairments of deferred costs and prepaid royalties.

•	Gross margin excluding impairments consists of GAAP gross margin excluding the effect of impairments of deferred costs and prepaid royalties.

•	Adjusted operating expenses consist of GAAP operating expenses excluding stock-based compensation expenses, antitrust litigation expenses (benefits), acquisition costs including amortization of intangible assets (net of minority interest effect), expenses for employee stock options that were converted to cash rights, impairments of long-lived assets (net of minority interest effect), and restructuring and other charges.
RealNetworks believes that the presentation of adjusted revenue, adjusted EBITDA, adjusted EBITDA excluding impairments, adjusted EBITDA excluding impairments by reporting segment, adjusted cost of revenue, gross margin excluding impairments and adjusted operating expenses provide important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with our past financial reports, and also facilitates comparisons with other companies in our industry, many of which use similar non-GAAP financial measures to supplement their GAAP results. Management has historically used these non-GAAP measures when evaluating operating performance because the inclusion or exclusion of the items described above provides additional useful measures of our operating results and facilitates comparisons of our core operating performance against prior periods and our business model objectives. We have chosen to provide this information to investors in order to enable them to perform additional analyses of past, present and future operating performance, to enable them to compare us with other companies, and as a supplemental means to evaluate our ongoing operations. In addition, RealNetworks believes that providing adjusted revenue allows investors to compare 2008 revenue with 2007 revenue in constant dollars, providing a more consistent view of revenue trends for its ongoing business. Externally, we believe that adjusted EBITDA and adjusted EBITDA excluding impairments are useful to investors in their assessment of our operating performance and the valuation of our company.
Internally, adjusted revenue, adjusted EBITDA, adjusted EBITDA excluding impairments, and adjusted EBITDA excluding impairments by reporting segment, adjusted cost of revenue, gross margin excluding impairments and adjusted operating expenses are significant measures used by management for purposes of:
•	supplementing the financial results and forecasts reported to our board of directors;

•	evaluating the operating performance of our company which includes direct and incrementally controllable revenue and costs of operations, but excludes items considered by management to be non-cash or non-operating such as interest income and expense, stock-based compensation, tax expense, depreciation and amortization; impairment of long-lived assets; or not within management’s control, such as significant fluctuations in foreign currencies;

•	managing and comparing performance internally across our businesses and externally against our peers;

•	establishing internal operating budgets; and

•	evaluating and valuing potential acquisition candidates.
Adjusted revenue, adjusted EBITDA, adjusted EBITDA excluding impairments, adjusted EBITDA excluding impairments by reporting segment, adjusted cost of revenue, gross margin excluding impairments and adjusted operating expenses are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of RealNetworks’ results as reported under GAAP. We expect to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. Some of the limitations in relying on our non-GAAP financial measures are:
•	Adjusted EBITDA, adjusted EBITDA excluding impairments and adjusted EBITDA excluding impairments by reporting segment are measures that we have defined for internal and investor purposes and are not in accordance with GAAP. A further limitation associated with these measures is that they do not include all costs and income that impact our net income and net income per share. We compensate for these limitations by prominently disclosing GAAP net income (loss), which we believe is the most directly comparable GAAP measure, and providing investors with reconciliations from GAAP net income (loss) to adjusted EBITDA, adjusted EBITDA excluding impairments and adjusted EBITDA excluding impairments by reporting segment.

•	Adjusted cost of revenue and gross margin excluding impairments are limited in that they do not include stock-based compensation expenses, certain costs associated with our acquisitions and certain impairment costs. Adjusted operating expenses are limited in that they do not include stock-based compensation expenses, antitrust litigation expenses (benefit), certain costs associated with our acquisitions, impairments of long-lived assets and restructuring and other charges. We compensate for these limitations by prominently disclosing the reported GAAP results and providing investors with a reconciliation from GAAP to the adjusted amount.
In the financial tables of our earnings press release, RealNetworks has included reconciliations of GAAP net income (loss) to adjusted EBITDA and adjusted EBITDA excluding impairments, income before income taxes to adjusted EBITDA excluding impairments by reporting segment, GAAP cost of revenue to adjusted cost of revenue and GAAP operating expenses to adjusted operating expenses for the relevant periods.
Forward-Looking Statements: This press release contains forward-looking statements that involve risks and uncertainties, including statements relating to Real’s current expectations for future revenue, future affects of foreign currency exchange rates, future accounting treatment of minority interests and future trends in consumer and corporate IT spending and online advertising. Actual results may differ materially from the results predicted. Factors that could cause actual results to differ from the results predicted include: potentially large changes in Real’s GAAP tax rate that could result from even small changes in Real’s pretax earnings; fluctuations in foreign currencies, particularly changes in the US dollar relative to the euro and the Korean won; development and consumer acceptance of legal online music distribution services generally and RealNetworks’ content services in particular because these are relatively new and unproven business models and markets; risks associated with the creation and operation of Rhapsody America; risks associated with acquisitions generally, and the acquisitions of WiderThan, Sony NetServices, Game Trust, Trymedia and Exomi in particular, including the risks of integration, unknown liabilities and operations in new markets and geographies; the potential that we will be unable to continue to enter into commercially attractive agreements with third parties for the provision of compelling content for our subscription service offerings and the distribution of our carrier application services; the emergence of new entrants and competition in the market for digital media subscription offerings and online music sales; competitive risks, including competing technologies, products and services, and the competitive activities of our larger competitors, some of which have strong ties to streaming media users through other products; the potential outcomes and effects of claims and legal proceedings on our business, prospects, financial condition or results of operations; risks associated with the introduction of new products and services; changes in consumer and advertising spending in response to disruptions in the global financial markets; risks inherent in strategic relationships, especially with competitors, and technology and service integration efforts; and risks relating to the ability of Real’s strategic partners to generate subscribers for Real’s digital content services. More information about potential risk factors that could affect RealNetworks’ business and financial results is included in RealNetworks’ annual report on Form 10-K for the most recent year ended December 31, and its quarterly reports on Form 10-Q and from time to time in other reports filed by RealNetworks with the Securities and Exchange Commission. The preparation of our financial statements and forward-looking financial guidance requires us to make estimates and assumptions that affect the reported amount of assets and liabilities and the reported amounts of revenues and expenses during the reported period.  Actual results may differ materially from these estimates under different assumptions or conditions. The Company assumes no obligation to update any forward-looking statements or information, which are in effect as of their respective dates.
RealNetworks, Rhapsody, RealPlayer and RealArcade are trademarks or registered trademarks of RealNetworks, Inc. or its subsidiaries. All other companies or products listed herein are trademarks or registered trademarks of their respective owners.

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarters Ended		Years Ended
	December 31,		December 31,
	2008	2007	2008	2007
	(in thousands, except per share data)

Net revenue	$152,644	$156,882	$604,810	$567,620

Cost of revenue	60,042	61,705	233,244	213,491
Impairment of deferred costs and prepaid royalties	19,666	—	19,666	—

Gross profit	72,936	95,177	351,900	354,129

Operating expenses:
Research and development	28,533	27,719	113,680	102,731
Sales and marketing	50,192	56,819	211,922	209,412
Advertising with related party (A)	12,480	16,613	44,213	24,360
General and administrative	19,107	16,159	69,981	67,326
Impairment of long-lived assets	192,676	—	192,676	—
Restructuring and other charges	6,147	3,748	6,833	3,748

Subtotal operating expenses	309,135	121,058	639,305	407,577

Antitrust litigation benefit, net (B)	—	—	—	(60,747)

Total operating expenses	309,135	121,058	639,305	346,830

Operating income (loss)	(236,199)	(25,881)	(287,405)	7,299

Other income (expenses):
Interest income, net	2,255	6,417	13,453	30,874
Equity in net loss of investments	(271)	(308)	(695)	(440)
Gain (loss) on sale of equity investment, net	(12)	(34)	210	98
Minority interest in Rhapsody America (C)	12,426	13,318	41,555	19,784
Gain on sale of interest in Rhapsody America (D)	—	8,464	14,502	16,410
Other income (expense), net	(1,306)	756	330	1,746

Total other income (expense), net	13,092	28,613	69,355	68,472

Income (loss) before income taxes	(223,107)	2,732	(218,050)	75,771
Income taxes	(17,392)	(47)	(25,828)	(27,456)

Net income (loss)	$(240,499)	$2,685	$(243,878)	$48,315

Basic net income (loss) per share	$(1.78)	$0.02	$(1.74)	$0.32
Diluted net income (loss) per share	$(1.78)	$0.02	$(1.74)	$0.29

Shares used to compute basic net income (loss) per share	135,402	144,387	140,431	151,665
Shares used to compute diluted net income (loss) per share	135,402	157,626	140,431	166,410

(A)	Consists of advertising purchased by Rhapsody America from MTV Networks (MTVN). MTVN has a 49% ownership interest in Rhapsody America.

(B)	Consists of amounts received under the Settlement and Commercial agreements with Microsoft, net of certain legal fees, personnel costs, public relations and other professional service fees incurred related to antitrust complaints against Microsoft, including proceedings in the European Union.

(C)	Minority interest reflects MTVN’s 49% ownership share in the losses of Rhapsody America.

(D)	Consists of gains realized from MTVN’s note payments to Rhapsody America. In accordance with Staff Accounting Bulletin 51, “Accounting for Sales of Stock of a Subsidiary,” (SAB 51) beginning in the fourth quarter of 2008, this gain is recognized as a component of shareholders’ equity.

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	As of December 31,	As of December 31,
	2008	2007
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$232,968	$476,697
Short-term investments	137,766	79,932
Trade accounts receivable, net	70,201	84,674
Deferred costs, current portion	4,026	6,408
Prepaid expenses and other current assets	34,599	33,845

Total current assets	479,560	681,556

Equipment, software, and leasehold improvements, at cost:
Equipment and software	135,788	109,621
Leasehold improvements	30,719	30,632

Total equipment, software, and leasehold improvements	166,507	140,253
Less accumulated depreciation and amortization	103,500	83,756

Net equipment, software, and leasehold improvements	63,007	56,497

Restricted cash equivalents and investments	14,742	15,509
Equity investments	18,582	9,976
Other assets	9,895	10,161
Deferred tax assets, net, non-current portion	9,236	40,913
Other intangible assets, net	18,727	107,677
Goodwill	175,264	353,153

Total assets	$789,013	$1,275,442

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$36,575	$56,160
Accrued and other liabilities	118,688	114,136
Deferred revenue, current portion	39,835	39,564
Related party payable (A)	13,155	17,241
Convertible debt	—	100,000
Accrued loss on excess office facilities, current portion	4,317	3,389

Total current liabilities	212,570	330,490

Deferred revenue, non-current portion	1,961	2,663
Accrued loss on excess office facilities, non-current portion	2,893	7,311
Deferred rent	4,614	4,518
Deferred tax liabilities, net, non-current portion	1,379	22,060
Other long-term liabilities	11,660	13,683

Total liabilities	235,077	380,725

Minority interest (B)	378	19,613

Shareholders’ equity (C)	553,558	875,104

Total liabilities and shareholders’ equity	$789,013	$1,275,442

(A)	Related party payable reflects amounts owed to MTVN.

(B)	Minority interest reflects MTVN’s 49% ownership interest in the net assets of Rhapsody America.

(C)	In accordance with SAB 51, beginning in Q4 2008, shareholders’ equity includes gains realized from MTVN’s note payments to Rhapsody America.

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Years Ended December 31,
	2008	2007
	(in thousands)
Cash flows from operating activities:
Net income (loss)	$(243,878)	$48,315
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	45,968	45,225
Stock-based compensation	23,531	23,918
Loss on disposal of equipment, software, and leasehold improvements	10	302
Equity in net loss of investments	198	440
Gain on sale of equity investment, net	(210)	(98)
Excess tax benefit from stock option exercises	(127)	(562)
Accrued impairment of deferred costs and prepaid royalties	2,146	—
Impairment of long-lived assets	192,676	—
Accrued restructuring and other charges	3,378	—
Accrued loss on excess office facilities	(3,490)	(3,801)
Proceeds on sale of trading securities	—	270,000
Purchase of trading securities	—	(270,000)
Deferred income taxes, net	11,583	(9,549)
Minority interest in Rhapsody America	(41,555)	(19,784)
Gain on sale of interest in Rhapsody America	(14,502)	(16,410)
Other	111	95
Net change in certain assets and liabilities, net of acquisitions	(5,622)	318

Net cash provided by (used in) operating activities	(29,783)	68,409

Cash flows from investing activities:
Purchases of equipment, software, and leasehold improvements	(29,530)	(26,658)
Purchases of short-term investments	(251,887)	(133,427)
Proceeds from sales and maturities of short-term investments	194,052	207,183
Purchases of intangible assets	(2,839)	(2,796)
Proceeds from the sales of equity investments	1,139	1,615
Purchases of equity investments	(14,400)	(1,656)
Payment of acquisition costs, net of cash acquired	(10,192)	(45,599)
Decrease in restricted cash equivalents and investments	768	1,805

Net cash provided by (used in) investing activities	(112,889)	467

Cash flows from financing activities:
Net proceeds from sales of common stock under employee stock purchase plan and exercise of stock options	9,570	15,894
Payments of convertible debt obligations	(100,000)	—
Net proceeds from sales of interest in Rhapsody America	44,640	48,716
Excess tax benefit from stock option exercises	127	562
Repurchases of common stock	(50,199)	(178,792)

Net cash used in financing activities	(95,862)	(113,620)

Effect of exchange rate changes on cash	(5,195)	(3,791)

Net decrease in cash and cash equivalents	(243,729)	(48,535)

Cash and cash equivalents, beginning of period	476,697	525,232

Cash and cash equivalents, end of period	$232,968	$476,697

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information
(Unaudited)

	2008				2007
	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
	(in thousands)
Net Revenue by Line of Business:
Consumer products and services (A)	$100,282	$100,322	$101,353	$96,286	$96,998	$91,824	$87,115	$85,040
Technology products and solutions (B)	52,362	51,633	51,295	51,277	59,884	53,271	49,056	44,432

Total net revenue	$152,644	$151,955	$152,648	$147,563	$156,882	$145,095	$136,171	$129,472

Consumer Products and Services:
Subscriptions (C)	$57,853	$57,776	$55,658	$55,193	$54,784	$55,551	$51,091	$51,490
Media properties (D)	18,337	19,946	23,472	18,702	20,438	16,071	17,748	15,932
E-commerce and other (E)	24,092	22,600	22,223	22,391	21,776	20,202	18,276	17,618

Total consumer products and services revenue	$100,282	$100,322	$101,353	$96,286	$96,998	$91,824	$87,115	$85,040

Consumer Products and Services:
Music (F)	$43,882	$41,591	$37,170	$38,079	$40,540	$37,658	$36,801	$34,127
Media software and services (G)	22,695	24,531	29,238	26,409	25,572	25,346	25,419	27,011
Games (H)	33,705	34,200	34,945	31,798	30,886	28,820	24,895	23,902

Total consumer products and services revenue	$100,282	$100,322	$101,353	$96,286	$96,998	$91,824	$87,115	$85,040

Net Revenue by Geography:
United States	$101,369	$102,363	$100,898	$99,169	$96,806	$91,281	$88,035	$84,554
Rest of world	51,275	49,592	51,750	48,394	60,076	53,814	48,136	44,918

Total net revenue	$152,644	$151,955	$152,648	$147,563	$156,882	$145,095	$136,171	$129,472

Subscribers (presented as greater than) *:
Total subscribers (I)	34,100	32,650	35,000	32,200	30,200	29,250	26,150	24,550
Technology products and solutions application services subscribers (J)	31,500	29,950	32,450	29,500	27,600	26,600	23,600	21,900
Music subscribers:
Consumer music subscribers:
Rhapsody subscribers	775	750	600	600	600	600	600	600
Radio subscribers	1,225	1,250	1,225	1,275	1,275	1,300	1,250	1,225

Total consumer music subscribers	2,000	2,000	1,825	1,875	1,875	1,900	1,850	1,825
Technology products and solutions application services music subscribers (K)	875	850	800	800	825	825	825	800

Total Music Subscribers**	2,875	2,850	2,625	2,675	2,700	2,725	2,675	2,625

*	Total music subscribers includes subscribers from our technology products and solutions application subscription services, such as music-on-demand, as well as our consumer music services, such as Rhapsody and Premium Radio. Although music-on-demand subscribers are included in the technology products and solutions application services subscribers and total music subscribers, these subscribers are only counted once as part of our total subscribers.

**	Prior periods have been changed to reflect current period presentation. Totals may not equal due to rounding convention.

(A)	Revenue is derived from consumer digital media subscription services, RealPlayer Plus and related products, sales and distribution of third party software products, content such as games and music and advertising.

(B)	Revenue is derived from carrier application services such as ringback tones and music-on-demand, media delivery system software, support and maintenance services, broadcast hosting services and consulting services.

(C)	Revenue is derived from consumer digital media subscription services including: SuperPass, RadioPass, Rhapsody, GamePass and stand-alone subscriptions.

(D)	Revenue is derived from advertising and through the distribution of third party products.

(E)	Revenue is derived from RealPlayer Plus and related products, sales of third party software products, and content such as games and music.

(F)	Revenue is derived from Rhapsody and RadioPass subscription services and sales of music content, advertising generated from our music and music related websites and the distribution of third party products.

(G)	Revenue is derived from SuperPass subscriptions, RealPlayer Plus and related products, stand-alone subscription services, sales and distribution of third-party software products and advertising related to our non-game and non-music related web properties.

(H)	Revenue is derived from GamePass subscription service, sales of games, advertising generated from our games and game-related websites and the distribution of third-party products.

(I)	Total subscribers include technology products and solutions application services and consumer subscription services including: ringback tones, music-on-demand, video-on-demand, Rhapsody, Rhapsody-to-Go, RadioPass, SuperPass, GamePass, and stand-alone subscriptions.

(J)	Technology products and solutions application service subscribers include: ringback tones, music-on-demand and video-on-demand.

(K)	Technology products and solutions application services music subscribers include subscribers from application services including music-on-demand.

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information
(Unaudited)
Reconciliation of GAAP net income (loss) to adjusted EBITDA and adjusted EBITDA excluding impairments is as follows:

	Year Ended	Quarters Ended
	December 31,	December 31,	September 30,	June 30,	March 31,
	2008	2008	2008	2008	2008
			(in thousands)
Net income (loss) in accordance with GAAP	$(243,878)	$(240,499)	$(4,500)	$(1,305)	$2,426
Interest income, net	(13,453)	(2,255)	(2,865)	(3,375)	(4,958)
Stock-based compensation	23,531	6,056	5,955	6,031	5,489
Loss (gain) on equity investments, net	(210)	12	—	(222)	—
Conversion of WiderThan stock options to a cash equivalent	142	11	16	26	89
Depreciation and amortization (net of minority interest effect)	24,417	5,784	6,165	6,186	6,282
Acquisitions related intangible asset amortization (net of minority interest effect)	20,110	1,872	5,752	6,171	6,315
Impairment of long-lived assets (net of minority interest effect)	190,347	190,347	—	—	—
Gain on initial formation of Rhapsody America	—	—	—	—	—
Pro forma gain on sale of interest in Rhapsody America	6,568	6,568	—	—	—
Expenses (benefit) related to antitrust litigation:
Income	—	—	—	—	—
Expenses	757	179	174	202	202
Charitable contributions	—	—	—	—	—
Income taxes	25,828	17,392	728	3,700	4,008

Adjusted EBITDA	$34,159	$(14,533)	$11,425	$17,414	$19,853

Impairments:
Impairment of deferred costs and prepaid royalties	19,666	19,666	—	—	—
Restructuring and other charges	6,833	6,147	—	—	686

Adjusted EBITDA excluding impairments	$60,658	$11,280	$11,425	$17,414	$20,539

	Year Ended	Quarters Ended
	December 31,	December 31,	September 30,	June 30,	March 31,
	2007	2007	2007	2007	2007
			(in thousands)
Net income (loss) in accordance with GAAP	$48,315	$2,685	$4,342	$1,327	$39,961
Interest income, net	(30,874)	(6,417)	(7,290)	(8,065)	(9,102)
Stock-based compensation	23,918	6,627	5,984	5,622	5,685
Loss (gain) on equity investments, net	(98)	34	—	(132)	—
Conversion of WiderThan stock options to a cash equivalent	2,062	190	413	614	845
Depreciation and amortization (net of minority interest effect)	22,195	5,703	6,210	5,661	4,621
Acquisitions related intangible asset amortization (net of minority interest effect)	22,845	6,639	5,583	5,311	5,312
Impairment of long-lived assets (net of minority interest effect)	—	—	—	—	—
Gain on initial formation of Rhapsody America	(3,866)	—	(3,866)	—	—
Pro forma gain on sale of interest in Rhapsody America	—	—	—	—	—
Expenses (benefit) related to antitrust litigation:
Income	(61,000)	—	—	—	(61,000)
Expenses	1,053	179	201	202	471
Charitable contributions	1,921	—	—	—	1,921
Income taxes	27,456	47	2,012	2,178	23,219

Adjusted EBITDA	$53,927	$15,687	$13,589	$12,718	$11,933

Impairments:
Impairment of deferred costs and prepaid royalties	—	—	—	—	—
Restructuring and other charges	3,748	3,748	—	—	—

Adjusted EBITDA excluding impairments	$57,675	$19,435	$13,589	$12,718	$11,933

RealNetworks, Inc. and Subsidiaries
Segment Results of Operations
(Unaudited)

	Quarter Ended December 31, 2008
	Music (A)	Consumer (B)	TPS (C)	Other	Grand Total
	(in thousands)
Net revenue	$43,882	$56,400	$52,362	$—	$152,644

Cost of revenue	25,068	14,586	20,388	—	60,042
Impairment of deferred costs and prepaid royalties	1,000	7,829	10,837	—	19,666

Gross profit	17,814	33,985	21,137	—	72,936

Gross margin	41%	60%	40%	—	48%

Operating expenses:
Advertising with related party	12,480	—	—	—	12,480
Impairment of long-lived assets	4,753	46,056	141,867	—	192,676
Restructuring and other charges	—	—	—	6,147	6,147
Other operating expenses	24,777	44,014	28,823	218	97,832

Total operating expenses	42,010	90,070	170,690	6,365	309,135

Income (loss) from operations	(24,196)	(56,085)	(149,553)	(6,365)	(236,199)

Other income (expenses):
Interest income, net	—	—	—	2,255	2,255
Minority interest	12,426	—	—	—	12,426
Equity in net loss of investments	—	—	—	(271)	(271)
Gain on sale of equity investments, net	—	—	—	(12)	(12)
Gain on sale of interest in Rhapsody America (D)	—	—	—	—	—
Other income (expense), net	—	—	—	(1,306)	(1,306)

Total other income (expense), net	12,426	—	—	666	13,092

Income (loss) before income taxes	$(11,770)	$(56,085)	$(149,553)	$(5,699)	$(223,107)

Reconciliation of segment GAAP income (loss) before taxes to segment adjusted EBITDA excluding impairments is as follows:

Income (loss) before income taxes	$(11,770)	$(56,085)	$(149,553)	$(5,699)	$(223,107)
Interest income, net	—	—	—	(2,255)	(2,255)
Stock-based compensation	1,058	2,397	2,601	—	6,056
Conversion of WiderThan stock options to a cash equivalent	—	—	11	—	11
Acquisitions related intangible asset amortization (E)	278	273	1,321	—	1,872
Impairment of long-lived assets (E)	2,424	46,056	141,867	—	190,347
Impairment of deferred costs and prepaid royalties	1,000	7,829	10,837	—	19,666
Restructuring and other charges	—	—	—	6,147	6,147
Pro forma gain on sale of interest in Rhapsody America	6,568	—	—	—	6,568
Gain on initial formation of Rhapsody America	—	—	—	—	—
Gain on sale of equity investments, net	—	—	—	12	12
Depreciation and amortization (E)	1,127	1,761	2,896	—	5,784
Expenses (benefit) related to antitrust litigation:
Income	—	—	—	—	—
Expenses	—	—	—	179	179
Charitable contributions	—	—	—	—	—

Adjusted EBITDA excluding impairments	$685	$2,231	$9,980	$(1,616)	$11,280

	Quarter Ended December 31, 2007
	Music (A)	Consumer (B)	TPS (C)	Other	Grand Total
	(in thousands)
Net revenue	$40,540	$56,458	$59,884	$—	$156,882

Cost of revenue	21,892	10,950	28,863	—	61,705

Gross profit	18,648	45,508	31,021	—	95,177

Gross margin	46%	81%	52%	—	61%

Operating expenses:
Advertising with related party	16,613	—	—	—	16,613
Restructuring charge	—	—	—	3,748	3,748
Other operating expenses	28,817	38,246	33,489	145	100,697

Total operating expenses	45,430	38,246	33,489	3,893	121,058

Income (loss) from operations	(26,782)	7,262	(2,468)	(3,893)	(25,881)

Other income (expenses):
Interest income, net	—	—	—	6,417	6,417
Minority interest	13,318	—	—	—	13,318
Equity in net loss of investments	—	—	—	(308)	(308)
Gain on sale of equity investments, net	—	—	—	(34)	(34)
Gain on sale of interest in Rhapsody America	8,464	—	—	—	8,464
Other income (expense), net	—	—	—	756	756

Total other income (expense), net	21,782	—	—	6,831	28,613

Income (loss) before income taxes	$(5,000)	$7,262	$(2,468)	$2,938	$2,732

Reconciliation of segment GAAP income (loss) before taxes to segment adjusted EBITDA excluding impairments is as follows:

Income (loss) before income taxes	$(5,000)	$7,262	$(2,468)	$2,938	$2,732
Interest income, net	—	—	—	(6,417)	(6,417)
Stock-based compensation	1,296	2,283	3,048	—	6,627
Conversion of WiderThan stock options to a cash equivalent	—	—	190	—	190
Acquisitions related intangible asset amortization (E)	384	911	5,344	—	6,639
Restructuring and other charges	—	—	—	3,748	3,748
Gain on intial formation of Rhapsody America	—	—	—	—	—
Gain on sale of equity investments, net	—	—	—	34	34
Depreciation and amortization (E)	1,187	1,928	2,588	—	5,703
Expenses (benefit) related to antitrust litigation:
Income	—	—	—	—	—
Expenses	—	—	—	179	179
Charitable contributions	—	—	—	—	—

Adjusted EBITDA excluding impairments	$(2,133)	$12,384	$8,702	$482	$19,435

Note:	Cost of revenue and operating expenses of the segments shown above include costs directly attributable to those segments and an allocation of general and administrative and other common or shared costs.

(A)	The Music segment primarily includes revenue and related costs from: Rhapsody America’s Rhapsody and Radiopass subscription services; sales of digital music content through the Rhapsody service and the RealPlayer music store; and advertising from music websites.

(B)	The Consumer segment primarily includes revenue and related costs from: the sale of individual games through our RealArcade service and our Games related websites; our GamePass and FunPass subscription service; our SuperPass and stand-alone premium video subscription services; RealPlayer Plus and related products; sales and distribution of third-party software products; and all advertising other than that related directly to our Music businesses.

(C)	TPS comprises our Technology Products and Solutions segment which includes revenue and related costs from: sales of ringback tone, music-on-demand, video-on-demand, messaging, and information services; sales of media delivery system software, including Helix system software and related authoring and publishing tools, both directly to customers and indirectly through original equipment manufacturer (OEM) channels; support and maintenance services sold to customers who purchase software products; broadcast hosting services; and consulting and professional services that are offered to customers.

(D)	Comprises gains realized from MTVN’s note payment to Rhapsody America. In accordance with SAB 51, beginning in Q4 2008, this gain was recognized as a component of shareholders’ equity.

(E)	Net of minority interest effect within our Music segment.

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information
(Unaudited)

	Quarter Ended December 31, 2008
			Acquisitions	WiderThan
			Related	Options
			Intangible	Converted	Antitrust
	As	Stock-Based	Asset	to a Cash	Litigation
	Reported	Compensation	Amortization (A)	Equivalent	Related	Adjusted
			(in thousands)
Expenses in accordance with GAAP

Cost of revenue	$60,042	$(607)	$(596)	$(2)	$—	$58,837

Operating expenses:
Research and development	$28,533	$(2,103)	$—	$—	$—	$26,430
Sales and marketing	50,192	(1,433)	(1,276)	(5)	—	47,478
General and administrative	19,107	(1,913)	—	(4)	(179)	17,011

Total adjusted operating expenses, net	$97,832	$(5,449)	$(1,276)	$(9)	$(179)	$90,919

	Quarter Ended December 31, 2007
			Acquisitions	WiderThan
			Related	Options
			Intangible	Converted	Antitrust
	As	Stock-Based	Asset	to a Cash	Litigation
	Reported	Compensation	Amortization (A)	Equivalent	Related	Adjusted
			(in thousands)
Expenses in accordance with GAAP

Cost of revenue	$61,705	$(249)	$(2,479)	$(15)	$—	$58,962

Operating expenses:
Research and development	$27,719	$(2,161)	$—	$(40)	$—	$25,518
Sales and marketing	56,819	(2,388)	(4,160)	(135)	—	50,136
General and administrative	16,159	(1,829)	—	—	(179)	14,151

Total adjusted operating expenses, net	$100,697	$(6,378)	$(4,160)	$(175)	$(179)	$89,805

	Year Ended December 31, 2008
			Acquisitions	WiderThan
			Related	Options
			Intangible	Converted	Antitrust
	As	Stock-Based	Asset	to a Cash	Litigation
	Reported	Compensation	Amortization (A)	Equivalent	Related	Adjusted
			(in thousands)
Expenses in accordance with GAAP

Cost of revenue	$233,244	$(2,570)	$(7,188)	$(26)	$—	$223,460

Operating expenses:
Research and development	$113,680	$(8,410)	$—	$(9)	$—	$105,261
Sales and marketing	211,922	(5,860)	(12,922)	(36)	—	193,104
General and administrative	69,981	(6,691)	—	(71)	(757)	62,462

Total adjusted operating expenses, net	$395,583	$(20,961)	$(12,922)	$(116)	$(757)	$360,827

	Year Ended December 31, 2007
			Acquisitions	WiderThan
			Related	Options
			Intangible	Converted	Antitrust
	As	Stock-Based	Asset	to a Cash	Litigation
	Reported	Compensation	Amortization (A)	Equivalent	Related	Adjusted
			(in thousands)
Expenses in accordance with GAAP

Cost of revenue	$213,491	$(769)	$(8,572)	$(324)	$—	$203,826

Operating expenses:
Research and development	$102,731	$(7,314)	$—	$(398)	$—	$95,019
Sales and marketing	209,412	(9,373)	(14,273)	(973)	—	184,793
General and administrative	67,326	(6,462)	—	(368)	(2,542)	57,954

Total adjusted operating expenses, net	$379,469	$(23,149)	$(14,273)	$(1,739)	$(2,542)	$337,766

(A)	- Net of minority interest effect.